Exhibit 21.1
Significant Subsidiaries - December 31, 2022

Entity	Jurisdiction
Ares Holdco LLC	Delaware
Ares Holdings L.P.	Delaware
Ares Finance Co. LLC	Delaware
Ares Finance Co. II LLC	Delaware
Ares Finance Co. III LLC	Delaware
Ares Finance Co. IV LLC	Delaware
Ares Management Worldwide Holdings LLC	Delaware
Ares AMWH Holdings, Inc.	Delaware
Ares Investments Holdings LLC	Delaware
Ares Management Holdings L.P.	Delaware
Ares Management LLC	Delaware
Ares Operations LLC	Delaware
Ares European Operations S.à.r.l.	Luxembourg
Ares Management Capital Markets LLC (f/k/a Ares Investor Services LLC)	Delaware
Ares Wealth Management Solutions, LLC (f/k/a Black Creek Capital Markets, LLC)	Colorado
Ares Insurance Solutions LLC	Delaware
Ares Capital Management LLC	Delaware
Ares Capital Management II LLC	Delaware
Ares Capital Management III LLC	Delaware
Ares Management Limited	England and Wales
Ares Management Luxembourg	Luxembourg
Ares Management UK Limited	England and Wales
Ares Commercial Real Estate Management LLC	Delaware
Ares Australia Holdings LLC	Delaware
AM Services AUS Pty Ltd.	Delaware
Ares India Management (US) LLC	Delaware
Ares Operations India LLP	Delaware
AOI Holdings, LLC	Delaware
Ares Initial Limited Partner Limited	England and Wales
Ares Administrative Services (DIFC) Limited	Dubai
Ares Master Employee Co-Invest 2015 GP LLC	Delaware
Ares MEC 2019 GP LLC	Delaware
Ares IDF Management LLC	Delaware
Ares Portfolio Sourcing LLC	Delaware
Ares Charitable Foundation	Cayman Islands
Ares Capital Corporation	Delaware
ACE III GP (Cayman) LP	Cayman Islands
ACE III GP (Scotland) LLP	Scotland
ACE III GP LLC	Delaware
ACE III Managing Member Limited	Scotland
ACE III Second Member Limited	Scotland
ACE IV GP LLC	Delaware

Ares Capital Europe IV GP (Delaware), L.P.	Delaware
Ares Capital Europe IV GP S.à r.l.	Luxembourg
ACE V GP LLC	Delaware
Ares Capital Europe V GP S.à. r.l.	Luxembourg
Ares Capital Europe V GP (Delaware), LP	Delaware
Ares PCS Management GP, LLC	Delaware
Ares PCS Management, L.P.	Delaware
Ares PCS Management GP II, LLC	Delaware
Ares PCS Management II, L.P.	Delaware
Ares SDL Capital Investors GP LLC	Delaware
Ares SDL Capital Management LLC	Delaware
SDL Management GP, L.P.	Cayman Islands
CION Ares Diversified Credit Fund	Delaware
CION Ares Management, LLC	Delaware
ASOF Management, L.P.	Delaware
ASOF Management GP LLC	Delaware
ASOF Investment Management, LLC	Delaware
ASOF Management II GP LLC	Delaware
ASOF Management II, L.P.	Delaware
ACOF Investment Management LLC	Delaware
ACOF Management V GP LLC	Delaware
ACOF Management V, L.P.	Delaware
Ares PE Co-Invest GP LLC	Delaware
ACOF Management VI GP LLC	Delaware
ACOF Management VI, L.P.	Delaware
Ares Real Estate Income Trust Inc.	Delaware
AREIT Operating Partnership LP	Delaware
Ares Industrial Real Estate Income Trust Inc.	Delaware
AIREIT Operating Partnership LP	Delaware
AREIT Real Estate Holdco LLC	Delaware
Ares Industrial Real Estate Fund LP	Delaware
Ares Industrial Real Estate Fund REIT LLC	Delaware
Ares Industrial Real Estate Fund OP LP	Delaware
Double Diamond LLC	Delaware
Landmark Partners, LLC	Delaware
Landmark Equity Advisors LLC	Delaware
Landmark Realty Advisors, LLC	Delaware
Landmark Partners XVI-GP, L.P.	Delaware
Landmark Real Estate Fund VIII-GP, L.P.	Delaware
IDF IV GP. S.à r.l.	Luxembourg